UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): November 1, 2012 (October 29, 2012)

Acadia Healthcare Company, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-35331	46-2492228
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

830 Crescent Centre Drive, Suite 610, Franklin, Tennessee 37067

(Address of Principal Executive Offices)

(615) 861-6000

(Registrant’s Telephone Number, including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

Effective October 29, 2012, the Board of Directors (the “Board”) of Acadia Healthcare Company, Inc. (the “Company”) increased the number of directors constituting the Board from eleven to twelve and elected William M. Petrie, M.D. to fill the vacancy created by the increase in the number of directors. The Board elected Dr. Petrie to serve in the class of directors whose term expires at the Company’s annual meeting of stockholders in 2014. Dr. Petrie will serve as a member of the Audit Committee of the Board.

Dr. Petrie will receive compensation for his service to the Company in accordance with the Company’s existing compensation plan for non-employee directors. Information with respect to the director compensation plan is set forth in the definitive proxy statement for the Company’s 2012 annual meeting of stockholders, filed with the Securities and Exchange Commission on April 27, 2012.

A copy of the press release announcing Dr. Petrie’s election to the Board is filed as Exhibit 99 to this report.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99	Press Release of Acadia Healthcare Company, Inc., dated November 1, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACADIA HEALTHCARE COMPANY, INC.

Date: November 1, 2012	By:	/s/ Christopher L. Howard
Christopher L. Howard
Executive Vice President, Secretary and General Counsel

EXHIBIT INDEX

Exhibit No.	Description
99	Press Release of Acadia Healthcare Company, Inc., dated November 1, 2012